EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 12, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of International Game Technology, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended September 30, 2005.
/s/ Deloitte & Touche LLP
August 2, 2006